Exhibit 10.4

June 16, 2017

VIA EMAIL AND OVERNIGHT DELIVERY SERVICE

American Realty Capital Healthcare III Properties, LLC

405 Park Avenue, 14th Floor

New York, NY 10022

Attention: W. Todd Jensen, Interim Chief Executive Officer and President

Re: Amendment of Property Management and Leasing Agreement

Dear Mr. Jensen:

In anticipation of a Closing under that Purchase Agreement between American Realty Capital Healthcare Trust III, Inc. (the “Company”) and Healthcare Trust, Inc. of even date herewith, the Company and American Realty Capital Healthcare III Properties, LLC (the “Property Manager”) enter into this Amendment, it being envisioned that there will likely be no properties to manage and no fees following such Closing.

In lieu of providing a notice of termination under Section 6.1(f) of that certain Property Management and Leasing Agreement, by and among the Company, American Realty Capital Healthcare Trust III Operating Partnership, and the Property Manager dated as of August 20, 2014 (the “Property Management Agreement”) and in furtherance of that Letter Agreement of even date herewith by and among the Company, the Property Manager, American Realty Capital Healthcare III Advisors, LLC, and AR Global Investments, LLC (the “Advisor”) regarding a certain Excess Amount (as defined therein) and the payment of certain fees to the Advisor and the Property Manager, the Property Manager agrees to continue to provide any property management or wind-down services under the Property Management and Leasing Agreement for no cost or charge (other than as may be agreed between the Advisor and the Property Manager out of payments to be made by the Company to the Advisor in accordance with Section 2 of the First Amendment to Advisory Agreement of even date herewith).

Notwithstanding anything in this Amendment, in the event of a termination under Article 9 of the Purchase Agreement, this Amendment shall be null and void.

American Realty Capital Healthcare III Properties, LLC

Attention: W. Todd Jensen, Interim Chief Executive Officer and President

June 16, 2017

Very truly yours,

American Realty Capital Healthcare Trust, III, Inc.

By:	/s/ W. Todd Jensen
Name:	W. Todd Jensen
Title:	Interim Chief Executive Officer and President

ACCEPTED AND AGREED THIS 16th DAY OF JUNE, 2017, BY:

American Realty Capital Healthcare III Properties, LLC

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Title:	Authorized Signatory